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                           LIMITED POWER OF ATTORNEY
        WITH RESPECT TO NORTH AMERICAN SENIOR FLOATING RATE FUND, INC.

          Know all men by these presents that, Thomas J. Brown, whose signature appears below, hereby constitutes and appoints John I. Fitzgerald, his attorney-in-fact, with the power of substitution for him in any and all capacities, to sign any registration statements and amendments thereto for the purposes of registering additional Class C shares for NORTH AMERICAN SENIOR FLOATING RATE FUND, INC., and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.


                                        /s/ Thomas J. Brown
                                      ----------------------------------
                                      Thomas J. Brown
                                      Principal Financial and Accounting
                                      Officer


January ___, 2001